Exhibit 21
Subsidiaries of Registrant

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION

Cintas Corporation No. 3	Nevada

Cintas Corporation No. 2	Nevada

Cintas Corp. No. 8, Inc.	Nevada

Cintas Corp. No. 15, Inc.	Nevada

Cintas – R.U.S., L.P.	Texas

Cintas Corporate Services, Inc.	Ohio

The Millennium Mat Company, LLC	Ohio

Grupo Cintas de Mexico S.A. de C.V.	Mexico

Cintas Cleanroom Resources de Mexico, S.A. de C.V.	Mexico

Cintas Service Transportation, LLC	Ohio

Cintas C.V. Holdings, LLC	Ohio

Cintas Corporation Hong Kong Limited	Hong Kong

Cintas Wholesale First Aid LLC	Ohio

Cintas Distribution LLC	Ohio

CDS Equipment Holdings, LLC	Ohio

Cintas Netherlands Holding C.V.	Netherlands

Cintas Macau Limited	China

Cintas de Honduras, S.A.	Honduras

Empresa Cintas de Mexico, S.A. de C.V.	Mexico

Ensambles de Coahuila, S.A. de C.V.	Mexico

Cintas Manufacturing LLC	Ohio

Cintas Holdings LLC	Ohio

Cintas Netherlands Holding B.V.	Netherlands

Cintas Canada Limited	Ontario, Canada

3065521 Nova Scotia Company	Nova Scotia, Canada

3065520 Nova Scotia Company	Nova Scotia, Canada

Cintas Document Management – Netherlands B.V.	Netherlands

Cintas Canada Investment Limited Partnership	Alberta, Canada

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